UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2022

IR-MED, INC.

Nevada	333-255894	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Area Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 25, 2022, IR-Med, Inc. (the “Company”) received notice that Dr. Rom Rliaz would be resigning from his role as Chief Executive Officer of the Company to pursue personal interests. Dr. Eliaz’s resignation will be effective as of April 30, 2022. Dr. Eliaz’s resignation was not associated with or attributable to any disagreement with the Company or the Company’s independent auditor, including without limitation, any matter relating to the Company’s accounting principles or practices, financial statement disclosures, internal controls, management or operations.

In connection with his resignation, the Company agreed that Dr. Eliaz will continue to receive his salary and benefits under his employment agreement through August 31, 2022. In addition, the Company agreed that Dr. Eliaz is entitled to the accelerated vesting of the next instalment of options (previously granted to in June 2021) scheduled to vest on June 30, 2022, for an aggregate total of options for 150,000 shares of the Company’s common stock and that such options may be exercised through the original exercise expiry date (i.e., July 31, 2027) at the exercise price per share of $0.32.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

By:	/s/ Sharon Levkoviz
Name:	Sharon Levkoviz
Title:	CFO

Date: April 29, 2022